EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No.2 to Registration Statement
No. 333-4723 of Clark-Schwebel Holdings, Inc. on Form S-4 of our report dated February 9, 1996 (February 24, 1996 as to Note 2), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Historical and Pro Forma Financial Data," "Selected Historical Financial Data" and "Experts" in such Prospectus.





\s\ Deloitte & Touche LLP

Charlotte, North Carolina

August 5, 1996